UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SALON IMPRESSIONS, INC.

(Name of small business issuer in its charter)

Nevada	7230	20-3315526
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3239 West Malapai Drive

Phoenix, Arizona 85051

(602) 678-1561

(Address and telephone number of principal executive offices)

3239 West Malapai Drive

Phoenix, Arizona 85051

(602) 678-1561

(Address of principal place of business or intended principal place of business)

Savoy Financial Group, Inc.

6767 W Tropicana Ave, Suite 207

Las Vegas NV 89103

(702)248-1027

(Name, address and telephone number of agent for service)

Copies to:

Wendy E. Miller, Esq.

2549B Eastbluff Dr. #437

Newport Beach, CA 92660

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [	]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [ X ]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	$25,000.00	$0.05	$25,000.00	$2.23

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

SALON IMPRESSIONS, INC.

500,000 Shares of Common Stock

Salon Impressions, Inc. is registering an aggregate of 500,000 shares of our common stock that are to be sold, from time-to-time, by one or more of the selling stockholders. The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at prevailing market prices, which may vary, or at privately negotiated prices. The proceeds from the sale of the shares will go directly to the selling stockholders and will not be available to us. Prior to this offering, there has been no public market for our common stock.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions (See “Plan of Distribution” beginning on page 10)	Proceeds to the Company
Per Share	1	$0.05	$0.00	$0.05
Total	500,000	$25,000.00	$0.00	$25,000.00

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Salon Impressions, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is January 31, 2006

PART I: INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors

The Company

Salon Impressions, Inc. (“Salon Impressions” or the “Company”) was incorporated in the State of Nevada on August 11, 2005. We are a development stage company that plans to become provide qualified and experienced salon services practitioners to offer salon services to patients in hospitals, nursing homes and other similar institutions where the client is physically unable to seek salon services on the outside due to illness or other infirmity. We do not have any customers at this time.

We are a development stage company that has not commenced our planned principal operations and has no significant assets. Our operations to date have been devoted primarily to startup and development activities, which include the following:

1.	Formation of the Company,
2.	Obtaining capital through sales of our common stock,
3.	Reserved a domain name at www.salonimpressions.net and
4.	Began preliminary planning and design of our website.

We are attempting to build Salon Impressions to become fully operational. In order to begin generating revenues, we must:

1.             Recruit Stylists – We are dependent upon contracting licensed and skilled salon stylists to implement our proposed business plan. To reach these salon services professionals, we will make applications available on our proposed website and initiating personal contact with stylists. We have not initiated contact with stylists and currently have none on staff.

2.             Obtain referrals – In order to reach customers, we believe that we must promote our company and establish our brand by establishing and maintaining relationships with nurses, orderlies or other healthcare professionals. These persons have direct contact with patients and are able to make recommendations or referrals. We have not yet developed a formal marketing scheme and have not developed any relationships with healthcare professionals.

3.             Establish a website –We believe that using the Internet for marketing our brand and business concept is an important tool to generate awareness of our company. We have registered a domain name at www.salonimpressions.net, for which we are designing a website.

Since our inception on August 11, 2005 to December 31, 2005, we have not generated any revenues and have incurred a net loss of $12,763. It is hoped that we will begin to generate revenues within the next 12 months, of which there can be no guarantee. We believe that the $25,000 in funds received from a unregistered sales of our common equity are sufficient to finance our efforts to become fully operational and carry us through the next at least 12 months. However, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements included in the registration statement, of which this prospectus is a part.

We currently have one officer and director, who also acts as our sole employee. This individual works for us on a part-time basis.

As of the date of this prospectus, Salon Impressions has 11,000,000 shares of $0.001 par value common stock issued and outstanding.

Salon Impressions’ administrative office is located at 3239 West Malapai Drive, Phoenix, Arizona 85051, telephone (602) 678-1561.

Salon Impressions’ fiscal year end is December 31.

The Offering

The offering consists entirely of shares offered by the selling stockholders. We are offering no shares. The selling stockholders are offering 500,000 shares, or 4.55%, of our issued and outstanding common stock as soon as practicable after this Registration Statement becomes effective. The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices. To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association. The company has not approached any broker/dealers with regard to assisting the company to apply for such listing.

The offering price of $0.05 for the common stock being registered for hereby is what the selling shareholders had paid for their shares.

The proceeds of the offering will go directly to the selling stockholders. None of the proceeds will be available to Salon Impressions, Inc.

Salon Impressions, Inc.’s Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

Salon Impressions, Inc. has agreed to pay all costs and expenses relating to the registration of its common stock, but the selling stockholders will be responsible for any related commissions, taxes, attorney’s fees and related charges in connection with the offer and sale of the shares. The selling stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

Summary Financial Information

The summary financial data are derived from the historical financial statements of Salon Impressions. This summary financial data should be read in conjunction with “Management’s Discussion and Plan of Operations” as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheet Data

December 31,
2005
Assets
Cash and equivalents	$22,837
Total current assets	22,837
$22,837

Liabilities and Stockholders’ Equity
Current liabilities	-
Total current liabilities	$-

Stockholders’ equity:
Common stock	11,000
Additional paid-in capital	24,600
Deficit accumulated during development stage	(12,763)
Total stockholders’ Equity	22,837
Total Liabilities And Stockholders’ Equity	$22,837

Statements of Operations Data

		Cumulative Totals
	For the period	August 11, 2005
	August 11, 2005 to	(Inception)
	December 31, 2005	through December 31, 2005

Revenue	$-	$-

Operating Expenses
General and administrative expenses	12,763	12,763
Total Operating Expenses	12,763	12,763

Net Loss	$(12,763)	$(12,763)

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Our sole officer and director works for us on a part-time basis. As a result, we may be unable to develop our business and manage our public reporting requirements.

Our operations depend on the efforts of Sam Sciotto, our sole officer, director and employee. Because of this, Mr. Sciotto may be unable to offer and sell the shares in this offering and develop and manage our business. We cannot guarantee you that we will overcome any such obstacle.

Investors may lose their entire investment if we fail to implement our business plan.

Salon Impressions, Inc. was formed in August 2005. We have no demonstrable operations record, on which you can evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition. Salon Impressions cannot guarantee that we will be successful in accomplishing our objectives. To date, we have not generated any revenues and may incur losses in the foreseeable future. If we fail to implement and create a base of operations for our salon services business, we may be forced to cease operations, in which case investors may lose their entire investment.

If we are unable to continue as a going concern, investors may face a complete loss of their investment.

Salon Impressions, Inc. has yet to commence its planned operations. As of the date of this Prospectus, we have had only limited start-up operations and generated no revenues. Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements included in the registration statement, of which this prospectus is a part. If our business fails, the investors in this offering may face a complete loss of their investment.

Investors will have limited control over decision-making because principal stockholders, officers and directors of Salon Impressions control the majority of our issued and outstanding common stock.

The sole director and executive officer beneficially owns approximately 95.45% of the outstanding common stock. As a result, this one stockholder could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership limits the power to exercise control by the minority shareholders that will have purchased their stock in this offering.

Salon Impressions may not be able to attain profitability without additional funding, which may be unavailable.

We have limited capital resources. To date, we have not generated cash from our operations. Unless we begin to generate sufficient revenues from our proposed salon business to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to go out of business if additional financing is not available. We have no intention of liquidating. In the event our cash resources are insufficient to continue operations, we intend to raise addition capital through offerings and sales of equity or debt securities. In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate. A possibility of such outcome presents a risk of complete loss of investment in our common stock.

Because of competitive pressures from competitors with more resources, Salon Impressions may fail to implement its business model profitably.

The hair care industry is highly fragmented and competitive. There are numerous competitors offering similar services. We face competition from companies that operate salons located within department stores, strip malls and stand-alone locations. These companies also range in size from independently owned and operated shops, small chains of salons and salons that operate under franchises from a franchising company.

To the best of our management’s knowledge, some of our larger competitors include nation-wide hair salons such as Supercuts and Fantastic Sam’s. In the City of Phoenix, there are over 700 listings for beauty salons in the telephone directory. Generally, Salon Impressions’ actual and potential competitors have longer operating histories, greater financial and marketing resources, greater name recognition and an established client base. Therefore, many of these competitors may be able to devote greater resources than Salon Impressions to attracting a larger base of salon professionals and customers. There can be no assurance that Salon Impressions’ current or potential competitors will not develop services comparable or superior to those to be offered by us. Increased competition could result in lower than expected operating margins or loss of market share, any of which would materially and adversely affect Salon Impressions’ business, results of operation and financial condition.

If we are unable to attract qualified salon service professionals, we may be unable to execute our planned operations.

We will be significantly reliant upon our ability to attract and retain professionals who possess the skills, experience and licenses necessary to provide salon services to potential customers. We compete for salon service personnel with traditional salons and barbershops. We must establish and continually expand a network of salon service professionals to keep pace with the needs of our target customers. We may be unable to recruit and maintain a sufficient core of these service providers, decreasing the potential for growth of our business. Without such individuals, we will be unable to execute our business plan.

Salon Impressions may lose its top management without employment agreements.

The operations of Salon Impressions, Inc. depend substantially on the skills and experience of Sam Sciotto, the sole director and officer of the Company. We have no other full- or part-time employees besides Mr. Sciotto. Furthermore, we do not maintain key man life insurance on this individual. Without an employment contract, Salon Impressions may lose our sole officer and director to other pursuits without a sufficient warning and, consequently, go out of business.

Mr. Sciotto is involved in other business opportunities and may face a conflict in selecting between Salon Impressions and his other business interests. Namely, Mr. Sciotto is currently employed by Lodi Garage Door and More. In the future, Mr. Sciotto may also become involved in other business opportunities. We have not formulated a policy for the resolution of such conflicts. If we lose Mr. Sciotto to other pursuits without a sufficient warning we may, consequently, go out of business.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

We have one individual performing the functions of all officers and directors. This individual developed our internal control procedures and is responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Certain Nevada corporation law provisions could prevent a potential takeover, which could adversely affect the market price of our common stock.

We are incorporated in the State of Nevada. Certain provisions of Nevada corporation law could adversely affect the market price of our common stock. Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us. Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors.

The costs and expenses of SEC reporting and compliance may inhibit our operations.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The costs of complying with such requirements may be substantial. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

You may not be able to sell your shares in our company because there is no public market for our stock.

There is no public market for our common stock. The majority of our issued and outstanding common stock, 95.45%, is currently held by Mr. Sam Sciotto, our sole officer, director and employee. Therefore, the current and potential market for our common stock is limited. In the absence of being listed, no market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

All of our issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock, aggregating 11,000,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Sales of shares by our shareholders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

Special note regarding forward-looking statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

All of the shares being registered in this registration statement are issued and outstanding and held by the selling shareholders. The selling security holders will receive the net proceeds from the resale of their shares. We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

Determination of Offering Price

As there is no public market in the shares, Computer Tech Services, Inc. used the price of $0.05 per share, which is what the selling shareholders had paid for their shares, as the benchmark offering price. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association. The Company has not approached any broker/dealers with regard to assisting the Company to apply for such listing.

Selling Security Holders

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

Name of Owner of Common Stock	Number of Shares Owned before the Offering	Number of Shares Offered by Selling Shareholders	Number of Shares Owned after the Offering	Percentage of Shares Owned after the Offering[1]

Suzanne M. Dupke	20,000	20,000	0	0.00%
Janice Hester	20,000	20,000	0	0.00%
Jack Hester	20,000	20,000	0	0.00%
Rick Jacobi	40,000	40,000	0	0.00%
Adam Jacobi	40,000	40,000	0	0.00%
William Karbula	20,000	20,000	0	0.00%
Mary M. Mathews	20,000	20,000	0	0.00%
Thomas J. Mathews	20,000	20,000	0	0.00%
Anna M. Miller	20,000	20,000	0	0.00%
Gregory Miller	20,000	20,000	0	0.00%
Anna Miller	20,000	20,000	0	0.00%
Lia D. Mueller	20,000	20,000	0	0.00%
J. Renee Murphy	20,000	20,000	0	0.00%
David Murphy	20,000	20,000	0	0.00%
Erika Ness	20,000	20,000	0	0.00%
Andrea Ness	20,000	20,000	0	0.00%
David A. Palmieri	20,000	20,000	0	0.00%
Michael Sanchez	20,000	20,000	0	0.00%
Michael P. Sanchez	20,000	20,000	0	0.00%
Joel & Tracy Saxen	20,000	20,000	0	0.00%
Edward W. Tickman	20,000	20,000	0	0.00%
Cindy Wood	20,000	20,000	0	0.00%
William Wood	20,000	20,000	0	0.00%

Total (23 persons)	500,000	500,000	0	0.00%

In December 2005, we sold 500,000 shares of our common stock to the twenty-three aforementioned shareholders. The shares were issued at a price of $0.05 per share for total cash in the amount of $25,000. The shares bear a restrictive transfer legend. This December 2005 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about Salon Impressions, Inc., including an audited balance sheet and reviewed statements of income, changes in stockholders’ equity and cash flows.

None of the selling stockholders has been affiliated with Salon Impressions, Inc. in any capacity in the past three years.

None of the selling stockholders is a broker/dealer or an affiliate of a broker/dealer.

Footnotes:

(1) Assumes the offering of all 500,000 offered in this prospectus.

Plan of Distribution

There is no public market for our common stock. Our common stock is currently held amongst a small community of shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us apply for such listing. We are unable to estimate when we expect to undertake this endeavor. In the absence of being listed, no market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop. Salon Impressions cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of Salon Impressions’ common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond Salon Impressions’ control. As a result, investors may be unable to sell their shares at or greater than the price they are being offered at.

The selling stockholders may offer their shares at various times in one or more of the following transactions:

1.	In the over-the-counter market;
2.	On any exchange on which the shares may hereafter be listed;
3.	In negotiated transactions other than on such exchanges;
4.	By pledge to secure debts and other obligations;

5.             In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

6.	In a combination of any of the above transactions.

The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices. The selling stockholders may use broker/dealers to sell their shares. The broker/dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

The selling stockholders may transfer the shares by means of gifts, donations and contributions. This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, than a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information. Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

Some of the selling stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the selling stockholders and any broker/dealers that participate in the distribution may be deemed to be “underwriters” within the meaning of the Securities Act. Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act. The selling stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the selling stockholders. Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to our common stock.

The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them. The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus. We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, price, manner and size of each with the distribution of the shares. There is no assurance, therefore, that the selling stockholders will sell any or all of the shares. In connection with the offer and sale of the shares, we have agreed to make available to the selling stockholders copies of this prospectus and any applicable prospectus supplement and have informed the selling stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby.

Legal Proceedings

Our sole officer, director and employee has not been convicted in a criminal proceeding, exclusive of traffic violations.

Our sole officer, director and employee has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Our sole officer, director and employee has not been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against us.

No director, officer, significant employee or consultant of Salon Impressions, Inc. has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Directors, Executive Officers, Promoters and Control Persons

Directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding our sole executive officer, who also acts as our only director of Salon Impressions as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Sam Sciotto (2)	42	President, CEO and Director	August 2005 – 2006

Notes:

1.             Our sole director will hold office until the next annual meeting of the stockholders, which shall be held in August of 2006, and until successors have been elected and qualified. Our sole officer was appointed by our sole director and will hold office until he resigns or is removed from office.

2.             Mr. Sam Sciotto has obligations to entities other than Salon Impressions. We expect Mr. Sciotto to spend approximately 10-20 hours per week on our business affairs. At the date of this prospectus, Salon Impressions is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Sam Sciotto, President: Mr. Sciotto has over 15 years of experience in the ownership and operations of various businesses in multiple industries. From 1990 to 2000, Mr. Sciotto was solely responsible for all business operations, including marketing, accounting and hiring, training and managing all employees of Salon Pelo Pelo in Phoenix, Arizona. Between 1994 and 1995, Mr. Sciotto was the owner and manager of U-Tan tanning salon in Tempe, Arizona, where he oversaw all business operations. Mr. Sciotto was also the owner and manager of Corners Kettle in Phoenix, Arizona from 1995 to 1997, where he again was responsible for all operations. Between 2000 and 2003, Mr. Sciotto was the Secretary, Treasurer and Director of Ginseng Forest, based in Phoenix, Arizona. In 2000, Mr. Sciotto became a sales consultant with Lodi Garage Door and More, where he continues to be employed. His responsibilities include making marketing and sales calls on potential new accounts and negotiating and securing new contracts, as well as maintaining relationships with current accounts. He is directly accountable for the market and sales of 12 major product lines of garage doors, openers and garage storage cabinetry to home builders and commercial accounts.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of Salon Impressions Inc.’s common stock by all persons known by Salon Impressions to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to Salon Impressions’ knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Sam Sciotto, President, Secretary/Treasurer and CEO	10,500,000	95.45%	95.45%

	All Directors and Officers as a group (1 person)	10,500,000	95.45%	95.45%

Notes:

1.	The address for Sam Sciotto is 3239 West Malapai Drive, Phoenix, Arizona 85051.

2.             As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.             Assumes the sale of the maximum amount of this offering (500,000 shares of common stock) by Salon Impressions. The aggregate amount of shares to be issued and outstanding assuming a maximum offering is 11,000,000.

Description of Securities

Salon Impressions, Inc.’s authorized capital stock consists of 200,000,000 shares of a single class of common stock, having a $0.001 par value.

The holders of Salon Impressions’ common stock:

1.             Have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by Salon Impressions’ Board of Directors;

2.             Are entitled to share ratably in all of Salon Impressions’ assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of Salon Impressions’ affairs;

3.             Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

Non-Cumulative Voting

Holders of shares of Salon Impressions, Inc.’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Salon Impressions’ directors.

Cash Dividends

As of the date of this prospectus, Salon Impressions, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of Salon Impressions’ board of directors and will depend upon Salon Impressions’ earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. It is the present intention of Salon Impressions not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in Salon Impressions’ business operations.

Reports

1.             After this offering, we expect to furnish our shareholders with audited annual financial reports certified by our independent accountants.

2.             After this offering, we intend to file periodic and current reports required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission to maintain the fully reporting status.

3.             You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Interest of Named Experts and Counsel

Legal Matters

The validity of the shares of common stock that we are registering hereby will be passed upon for us by Wendy E. Miller, Esq., Newport Beach, California, who holds no interest in our common stock.

Experts

Michael Pollack, CPA, independent registered public accounting firm, have audited our financial statements at December 31, 2005, as set forth in his report. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on Michael Pollack, CPA’s report, given on their authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

Salon Impressions, Inc.’s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer. See Item 24 “Indemnification of Directors and Officers,” on page 35.

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Organization Within Last Five Years

Salon Impressions, Inc. was incorporated in Nevada on August 11, 2005. Sam Sciotto serves as the President, Secretary, Treasurer and sole member of the Board of Directors.

Please see “Recent Sales of Unregistered Securities” on page 35 for our capitalization history.

Description of Business

Business Development and Summary

Salon Impressions, Inc. was incorporated in the State of Nevada on August 11, 2005. Salon Impressions is a development stage company that plans to provide on-site salon services to hospitals, nursing homes and other similar institutions.

Salon Impressions has yet to commence planned operations. As of the date of this prospectus, Salon Impressions has had only limited start-up operations and generated no revenues. Our operations to date have been devoted primarily to startup and development activities, which include the following:

1.	Formation of the Company,
2.	Obtaining capital through sales of our common stock and
3.	Establishing our presence on the Internet at www.salonimpressions.net.

Salon Impressions has no intention to engage in a merger or acquisition with an unidentified company.

Salon Impressions’ administrative office is located at 3239 West Malapai Drive, Phoenix, Arizona 85051.

Salon Impressions’ fiscal year end is December 31.

Business of Issuer

Principal Services and Principal Markets

Salon Impressions plans to offer mobile salon services to patients in hospitals, nursing homes and other similar institutions. Our target market consists of persons who are physically unable to seek salon services at traditional static locations due to illness or other infirmity, including, but not limited to, shut-ins, seniors, convalescents and new mothers. It is our desire to provide potential clients the flexibility and convenience of having a salon professional come directly to them. We do not have any clients as of the date of this registration statement, of which this prospectus is a part.

Our proposed services include hair cuts and styling, as well as nail services such as manicures, pedicures and wraps. Most providers do not offer their services on a mobile basis. Our proposed business caters to healthcare patients that are immobile and in need of salon services providers willing to go directly to an infirm client. All services will be provided by licensed independent salon professionals that shall be engaged by Salon Impressions, which will in turn compensate the stylists at to-be-negotiated rates. The professionals we hire will be considered independent contractors, paid per completed job and will not receive a salary. We have not yet identified or contracted any individual to perform services on our behalf.

Appointments are made with us by either the healthcare facility or directly by the client, and our contracted technicians will be sent to service the client at a location specified by the client. While our salon service providers will be prohibited from working directly for customers obtained through Salon Impressions, we do not plan to restrict stylists’ ability to provide their services to clientele not generated by Salon Impressions.

Salon Impressions believes it is important that the salon professionals we plan to contract posses the levels of training and skills that will enable them to provide quality services to satisfy customers. We plan to ensure the stylists we represent are thoroughly screened, credentialed and drug tested. We intend to perform background and work reference checks to confirm the validity of the applicants’ professional licenses and to screen applicants for any criminal activity and drug abuse.

Distribution Methods of the Services

Salon Impressions will offer its services to any interested customer in its target market located in the Phoenix metropolitan area in the State of Arizona. While we have no methods of distribution in place, we believe we will need to focus on the following activities:

1.             Recruitment – Our ability to recruit and retain a pool of talented, motivated and licensed salon professionals is critical to our success. We plan to recruit professionals through a variety of sources, including advertising in local media, soliciting on our web site and personal contact.

2.             Obtaining referrals – Our sole officer and director believes that we must establish and maintain relationships with nurses, orderlies or other healthcare professionals. We believe that alliances with persons working in the healthcare industry and who have direct contact with patients will provide us greater opportunities for referrals.

3.             Establish a website – In our first six months after commencing our planed principal operations, we will seek to develop a website to market our company and services. We believe that using the Internet for marketing and sales is an important tool to generate brand awareness. We have registered a domain and are in the process of developing a website at www.salonimpressions.net to offer information about our company and the services we plan to provide.

Industry Background and Competition

There are many businesses offering salon services. On a nationwide scale, the largest companies make up 40% of the market. There are also many independent salon services providers. In the Phoenix, Arizona market, there are approximately 778 beauty salons providing services significantly similar to those we propose to offer. These numerous competitors range from small, owner-operated establishments to local franchised locations of large corporations such as Fantastic Sam’s and Regis Corporation, whose brands include Supercuts, MasterCuts, Trade Secret and Regis Salons.

Typically, both the franchise and independently-owned companies are not mobile with their service offerings. Their businesses are static and are based in shopping centers or neighborhood strip malls. Although concentrating on a mobile salon business specific to the healthcare industry limits our potential market size, our sole officer and director believes that we will be better fit to serve those clients in the specific market niche.

We are a small, start-up company that has not generated any revenues and lacks a base of both clients and salon services professionals. All of our competitors have longer operating histories, longer client relationships and greater financial, management, technology, sales, marketing and other resources than we do. More established firms have greater brand recognition with which to attract available stylists and clients and tend to generate a greater amount of word-of-mouth referrals. Competition for customers and salon services professionals may increase in the future and, as a result, we may not be able to remain competitive. To the extent competitors seek to gain or retain market share by reducing prices or increasing marketing expenditures, we could lose revenues or clients and our margins could decline, which could seriously harm our operating results and cause the price of our stock to decline. In addition, competitors could introduce mobile salon services significantly similar to ours, which could lead our clients to bypass our services, which would also cause our revenues and margins to decline.

Need for Government Approval of Principal Services

The stylists we plan to contract will be required to be adequately licensed under applicable state laws. While we plan to take reasonable steps to ensure the validity and adequacy of licenses and certifications held by each individual, such licensure and certification will not be the sole responsibility of Salon Impressions.

Number of total employees and number of full time employees

Salon Impressions, Inc. is currently in the development stage. During the development stage, we plan to rely exclusively on the services of Sam Sciotto, our sole officer and director, to set up our business operations. Mr. Sciotto currently works for us on a part-time basis and expects to devote approximately 10-20 hours per week to our business. Mr. Sciotto is prepared to dedicate additional time to our operations, as needed. There are no other full- or part-time employees. We believe that our operations are currently on a small scale that is manageable by this individual.

The salon professionals we plan to represent will be considered independent contractors. We do not intend to enter into any employment agreements with any of these individuals. Thus, these persons are not intended to be employees of our company.

Reports to Security Holders

1.             After this offering, we will furnish our shareholders with audited annual financial reports certified by our independent accountants.

2.             After this offering, we will file periodic and current reports, which are required in accordance with Section 15(d) of the Securities Act of 1933, with the Securities and Exchange Commission to maintain the fully reporting status.

3.             The public may read and copy any materials Salon Impressions files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Management’s Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Management’s Discussion

Salon Impressions, Inc. was incorporated in the State of Nevada on August 11, 2005. Salon Impressions is a startup and has not yet realized any revenues. Our efforts have focused primarily on the development and implementation of our business plan. No development related expenses have been or will be paid to affiliates of Salon Impressions.

From the date of our inception through December 31, 2005, we did not generate any revenues, and incurred a net loss of $12,763. The cumulative net loss was attributable solely to general and administrative expenses related to the costs of start-up operations.

Since our incorporation, we have raised capital through private sales of our common equity. In August 2005, we issued 10,500,000 shares of our common stock to Sam Sciotto, the sole officer and director, at a price per share of $0.001 in exchange for services performed valued at $10,500. Additionally, in September 2005, we sold an aggregate of 500,000 shares of our common stock to 23 unrelated third parties for cash proceeds of $25,000. We believe that the funds received in the private placement will be sufficient to satisfy our start-up and operating requirements for the next 12 months. The table below sets forth the anticipated use of the private placement funds:

	Amount	Amount	Estimated
	Allocated	Expended	Completion

Computer hardware and software	$ 1,500	$ 0	Use as needed
General working capital	$ 7,000	$ 0	Use as needed
Marketing, advertising and recruitment	$ 5,000	$ 0	Second Quarter 2006
Offering expenses	$ 3,000	$ 0	Use as needed
Office supplies	$ 500	$ 0	Use as needed
SEC reporting expenses	$ 4,500	$ 0	Use as needed
Website development	$ 3,500	$ 0	First Quarter 2006

We have allocated approximately $9,000 towards general business purposes. Of this amount, $1,500 is intended to be used to computer hardware and software, $500 will be used to purchase general office supplies and $7,000 is set aside for general working capital to be used for non-specific uses as expenses or opportunities arise.

In conjunction with this registration statement, we have budgeted $3,000 to cover offering costs such as accounting, legal and professional fees such as Edgar and regulatory expenses. In the event this registration statement is declared effective, we expect to incur an additional approximately $4,500 in expenses related to being a public reporting company.

Our management believes that establishing our brand name is imperative to our ability to recruit talented salon professionals and garner clients to create a base of operations. We are significantly dependent upon our ability to recruit skilled and licensed technicians and stylists, as they will perform all services to customers on our behalf. Without these individuals, we will be unable to conduct operations. We plan to recruit qualified individuals by placing advertisements and classified job listings in local publications and on the Internet. Personal contact is another means of communicating with potential salon professionals that we intend to utilize by visiting beauty schools or personal acquaintances of our sole officer and director, who formerly owned a beauty salon. We have not begun attempting to recruit salon professionals and we have not yet engaged any such persons.

In order to begin generating revenues, we are focused on building a client base and fostering referral sources. Our target market consists of infirm and immobile patients. As a result, we plan to establish relationships with healthcare employees to gain access to potential customers. We believe that partnering with persons working in the healthcare industry have direct contact with patients will provide us opportunities for referrals. To generate awareness of our brand and business concept, we plan to create direct mailings to healthcare institutions, establish an Internet presence and initiate personal contact with healthcare employees. We have not developed any formal advertising or marketing plans and have not begun to undertake any such activities.

We expect to commence marketing and advertising activities in the second quarter of 2006. We have allocated $5,000 of the proceeds raised in the private placement to finance our marketing activities. We currently have no marketing or sales initiatives or arrangements in development or effect. In addition, we have budgeted $3,500 for the development of an Internet site to promote our concept. It is our desire to have a functional site published and on-line in the first quarter of 2006.

We are attempting to build Salon Impressions to become fully operational. In order to begin generating revenues, we must:

1.             Recruit Stylists – We are dependent upon contracting licensed and skilled salon stylists to implement our proposed business plan. To reach these salon services professionals, we will advertise in local media, place notifications on web sites and initiating personal contact with stylists. We have not initiated contact with stylists and currently have none on staff.

2.             Obtain referrals – In order to reach customers, we believe that we must promote our company and establish our brand by establishing and maintaining relationships with nurses, orderlies or other healthcare professionals. These persons have direct contact with patients and are able to make recommendations or referrals. We have not yet developed a formal marketing scheme and have not developed any relationships with healthcare professionals.

3.             Establish a website – We believe that using the Internet for marketing our brand and business concept is an important tool to generate awareness of our company. We have registered a domain name at www.salonimpressions.net and expect to develop a website during the first quarter of 2006.

Our sole officer and director believes that our cash on hand as of December 31, 2005 in the amount of $22,837 is sufficient to maintain our current level of operations for the next approximately 12 months. Generating sales in the next 12 months is imperative for us to continue as a going concern. However, we cannot guarantee that we will generate any revenues. If we do not generate sufficient revenues to meet our expenses over the next 12 months, we may need to raise additional capital by issuing equity or debt securities in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our management does not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our sole officer and director appear sufficient at this time. Our sole officer and director works for us on a part-time basis, and is prepared to devote additional time, as necessary. We do not expect to hire any additional employees over the next 12 months. Our business plan dictates that we hire salon services professionals on an independent contractor basis. These stylists will be paid on a contractual basis, will work with us part-time and will not be considered a salaried employee.

Our management does not expect to incur research and development costs.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of our director. Additionally, we believe that this fact shall not materially change.

Mr. Sciotto, our sole officer and director, recognizes that we are required to continuously file reports with the SEC and any exchange we may be listed on, and understands the resultant increased costs of being a public reporting company. Mr. Sciotto believes that investors are more agreeable to invest in a company that intends to become a public company rather than to remain private with no foreseeable exit strategy for shareholders. Thus, Mr. Sciotto raised capital in the private placement offering completed in December 2005 with the intention of Salon Impressions becoming a public reporting company. Our private investors held no influence on the decision to become a public company.

In addition, Mr. Sciotto believes that a benefit of being a public company is the access to capital markets. We believe that if additional funds are required to finance our continuing operations, we may be able to obtain more capital by pursuing an offering of equity or debt securities.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Description of Property

Salon Impressions, Inc. uses office space at 3239 West Malapai Drive, Phoenix, Arizona 85051. Mr. Sam Sciotto, the sole director and shareholder, is providing the office space, located at Mr. Sciotto’s primary residence, at no charge to Salon Impressions. We believe that this arrangement is suitable given that our current operations are primarily administrative. We also believe that we will not need to lease additional administrative offices for at least the next 12 months. There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Certain Relationships and Related Transactions

In August 2005, Salon Impressions, Inc. issued 10,500,000 shares of $0.001 par value common stock to Sam Sciotto, the sole officer and director, in exchange for services performed valued at $10,500.

Salon Impressions uses office space and services provided without charge by Sam Sciotto, the sole director and shareholder.

Market for Common Equity and Related Stockholder Matters

Market Information

As of the date of this prospectus, there is no public market in our common stock.

As of the date of this prospectus,

1.             There are no outstanding options of warrants to purchase, or other instruments convertible into, common equity of Salon Impressions;

2.             There are currently 10,500,000 shares of our common stock held by our sole officer, director and employee that are ineligible to be sold pursuant to Rule 144 under the Securities Act, none of which we have agreed to register for sale;

3.             In the future, all 10,500,000 shares of common stock not registered under this Prospectus will be eligible for sale pursuant to Rule 144 under the Securities Act.

4.             Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this prospectus, Salon Impressions, Inc. has approximately 11,000,000 shares of $0.001 par value common stock issued and outstanding held by 24 shareholders of record. Salon Impressions’ Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

Dividends

Salon Impressions, Inc. has never declared or paid any cash dividends on its common stock. For the foreseeable future, Salon Impressions intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including Salon Impressions’ financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Executive Compensation

Summary Compensation Table
	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compen-sation ($)

Sam Sciotto	2006	0	0	0	0	0	0	0
President	2005	0	0	0	10,500	0	0	0

Directors’ Compensation

Our director is not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses. We have no formal or informal arrangements or agreements to compensate our director for services he provides as a director of our company.

Employment Contracts And Officers’ Compensation

Since our incorporation, we have not paid any compensation to our sole officer, director and employee. We do not have employment agreements. Any future compensation to be paid will be determined by our Board of Directors, and an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as we are cash flow positive.

Stock Option Plan And Other Long-Term Incentive Plan

We currently do not have existing or proposed option/SAR grants.

Financial Statements

SALON IMPRESSIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

DECEMBER 31, 2005

SALON IMPRESSIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

Page(s)

Report of Independent Registered Public Accounting Firm	1

Balance Sheet as of December 31, 2005	2

Statement of Operations for the period August 11, 2005
(Inception) through December 31, 2005 with Cumulative
Totals Since Inception	3

Statement of Changes in Stockholders’ Equity
for the Period August 11, 2005 (Inception) through
December 31, 2005	4

Statements of Cash Flow for the Period August 11, 2005
(Inception) through December 31, 2005 with Cumulative
Totals Since Inception	5

Notes to the Financial Statements	6-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Salon Impressions, Inc.

Phoenix, Arizona

I have audited the accompanying balance sheet of Salon Impressions, Inc. as of December 31, 2005, and the related statements of operations, stockholders’ equity, and cash flows for the period August 11, 2005 (Inception) through December 31, 2005. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on our audit.

I conducted the audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that the audit provides a reasonable basis for my opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has just begun operations, and is currently developing their business. They have incurred losses in their initial month of operations, and will be looking to raise capital over the next year to assist in funding their operations. These factors raise substantial doubt about its ability to continue as a going concern. Management’s operating and financing plans in regards to these matters are also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Salon Impressions, Inc. as of December 31, 2005, and the changes in its operations, changes in stockholders’ equity and cash flows for the period then ended, in conformity with U.S. generally accepted accounting principles.

Michael Pollack CPA

Michael Pollack CPA

Cherry Hill, New Jersey

January 23, 2006

F1

SALON IMPRESSIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

DECEMBER 31, 2005

ASSET

CURRENT ASSETS
Cash	$ 22,837
Total current assets	22,837

TOTAL ASSETS	$ 22,837

LIABILITY AND STOCKHOLDERS’ (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$ -
Total current liabilities	-

TOTAL LIABILITIES	-

STOCKHOLDERS’ (DEFICIT)
Common stock, $.001 par value; 200,000,000 shares;
authorized 11,000,000 shares issued and outstanding	11,000
Additional paid-in capital	24,600
Deficit accumulated during the development stage	(12,763)
Total stockholders’ (deficit)	22,837

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$ 22,837

The accompanying notes are an integral part of these financial statements.

F2

SALON IMPRESSIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE PERIOD AUGUST 11, 2005 (INCEPTION) THROUGH DECEMBER 31, 2005

(WITH CUMULATIVE TOTALS SINCE INCEPTION)

		AUGUST 11, 2005
		(INCEPTION)
		THROUGH
		DECEMBER 31, 2005

REVENUE	$-	$-

OPERATING EXPENSES
Selling, general and administrative	12,763	12,763

Total operating expenses	12,763	12,763

NET LOSS FROM OPERATIONS BEFORE PROVISION FOR
INCOME TAXES	(12,763)	(12,763)

Provision for income taxes	-	-

NET (LOSS) APPLICABLE TO COMMON SHARES	$(12,763)	$(12,763)

NET (LOSS) PER BASIC AND DILUTED SHARES	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUSTANDING	10,610,000

The accompanying notes are an integral part of these financial statements.

F3

SALON IMPRESSIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD AUGUST 11, 2005 (INCEPTION) THROUGH DECEMBER 31, 2005

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balance, August 11, 2005	-	$-	$-	$-	$-

Issuance of common stock to founders
for services rendered	10,500,000	10,500	-	-	10,500

Contribution of capital by founder	-	-	100	-	100

Issuance of common stock for cash	500,000	500	24,500		25,000

Net loss for the period	-	-	-	(12,763)	(12,763)

Balance, December 31, 2005	11,000,000	$11,000	$24,600	$(12,763)	$22,837

The accompanying notes are an integral part of these financial statements.

F4

SALON IMPRESSIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOW

FOR THE PERIOD AUGUST 11, 2005 (INCEPTION) THROUGH DECEMBER 31, 2005

(WITH CUMULATIVE TOTALS SINCE INCEPTION)

		CUMULATIVE TOTALS
		AUGUST 11, 2005
		(INCEPTION)
		THROUGH
		DECEMBER 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(12,763)	$(12,763)
Adjustments to reconcile net (loss)
to net cash used in operating activities:

Commons tock issued for services	10,500	10,500

Total adjustments	10,500	10,500

Net cash (used in) operating activities	(2,263)	(2,263)

CASH FLOWS FROM FINANCING ACTIVITIES:

Contribution of capital	100	100
Issuance of common stock for cash	25,000	25,000
Net cash provided by financing activities	25,100	25,100

NET INCREASE IN CASH AND CASH EQUIVALENTS	22,837	22,837

CASH AND EQUIVALENTS - BEGINNING OF PERIOD	-	-

CASH AND EQUIVALENTS - END OF PERIOD	$22,837	$22,837

The accompanying notes are an integral part of these financial statements.

F5

SALON IMPRESSIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 1 – NATURE OF BUSINESS

Salon Impressions, Inc. (the “Company”) is a provider of salon services to healthcare institutions who would like to offer value-added services to their patients. The Company plans to contract stylists and beauticians and outsource the services of these individuals to hospitals, long-term care facilities and hospice facilities.

The Company will provide services in both beauty services such as hair styling and manicure services, and in spa type services. The Company will offer these services on a mobile basis.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises”. The Company has devoted substantially all of its efforts to business planning and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their services to the market, and the raising of capital.

Company Year - End

The Company has a December 31 year-end.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

The Company maintains cash and cash equivalent balances at a financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

F6

SALON IMPRESSIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company’s financial statements are prepared under the accrual method of accounting. Revenues will be recognized in the period the services are performed and costs are recorded in the period incurred rather than paid.

Fair Value of Financial Instruments

The Company’s financial instruments are all carried at amounts that approximate their estimated fair value as of December 31, 2005.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The provision for income taxes includes the tax effects of transactions reported in the financial statements. Deferred taxes would be recognized for differences between the basis for assets and liabilities for financial statement and income tax purposes. The major difference relates to the net operating loss carry forwards generated by sustaining deficits during the development stage.

Advertising Costs

Advertising and promotions costs are expensed as incurred. The Company has not incurred such expenses since inception.

F7

SALON IMPRESSIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(Loss) Per Share of Common Stock

Basic net (loss) per common share (“EPS”) is computed using the weighted average number of common shares outstanding for the period. Diluted earnings per share includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.

The following table sets forth the computation of basic and diluted earnings per share:

December 31,
2005

Net (loss)	$(12,763)

Weighted-average common shares
outstanding
Basic	10,610,000
Effect of dilutive securities-
stock options	-
Diluted	10,610,000

Basic net earnings (loss) per share	$(0.00)

Diluted net earnings (loss) per share	$(0.00)

There were no options or warrants to purchase shares of common stock at December 31, 2005.

F8

SALON IMPRESSIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees and common stock issuances are less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted. All options were expensed to compensation in the period granted rather than the exercise date.

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

F9

SALON IMPRESSIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation (Continued)

December 31,
2005

Net income (loss), as reported	$(12,763)
Add: Stock-based employee compensation expense
included in reported net income (loss), net of related
tax effects	-
Less: Total stock-based employee
compensation expense determined
under fair value-based method for all
awards, net of related tax effects	-

Pro forma net income (loss)	$(12,763)

Basic and diluted income (loss) per share:
As reported	$-

Pro forma	$-

Recent Issued Accounting Standards

On December 16, 2004, FASB published SFAS No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R, as amended, are effective for issuers beginning as of the next fiscal year after December 15, 2005. Accordingly, the Company will implement the revised standard in the fiscal year 2006. Currently, the Company accounts for its share-based payment transactions under the provisions Accounting Principles Board (“APB”) 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company’s consolidated results of operations in the first quarter of fiscal year 2006 and thereafter.

F10

SALON IMPRESSIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005

NOTE 3 - STOCKHOLDERS’ EQUITY

On August 11, 2005 the Company was formed with one class of common stock, par value $.001 in the State of Nevada. The Company authorized 200,000,000 shares of common stock.

On August 15, 2005, the Company issued 10,500,000 shares of stock to its founder for services rendered valued at $10,500.

On August 19, 2005, an officer of the Company contributed $100 to open a bank account to commence operations.

On December 1, 2005, the Company completed a private placement whereby it raised an aggregate of $25,000 in cash from sales of 500,000 shares are a value of $.05 per share.

NOTE 4 - GOING CONCERN

As shown in the accompanying financial statements, as is typical of companies going through the development stage, the Company incurred a net loss for the period August 11, 2005 (Inception) through December 31, 2005. The Company is currently in the development stage, and there is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales. This raises substantial doubt about the Company’s ability to continue as a going concern.

Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s product development efforts.

The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 5 - PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At June 30, 2005 deferred tax assets consist of the following:

Deferred tax assets	$ 1,275
Less: valuation allowance	(1,275)
Net deferred tax assets	$ -0-

At June 30, 2005 the Company had accumulated deficits of $3,755 during the development stage to offset future taxable income. The Company will establish valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

F11

SALON IMPRESSIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005

NOTE 5 - PROVISION FOR INCOME TAXES (CONTINUED)

At December 31, 2005 deferred tax assets consist of the following:

Deferred tax assets	$ 4,339
Less: valuation allowance	(4,339)
$ -0-

At December 31, 2005, the Company had accumulated deficits during the development stage of $12,763 available to offset future taxable income through 2025. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the period ended December 31, 2005 is summarized as follows:

December 31, 2005
Federal statutory rate	(34.0)%
State income taxes, net of federal benefits	0.0
Valuation allowance	34.0
0%

F12

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

Salon Impressions’ Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer. Salon Impressions indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Salon Impressions’ request as one of its officers or directors. Salon Impressions may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of Salon Impressions’ directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Salon Impressions’ best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered. Salon Impressions has agreed to pay all costs and expenses relating to the registration of its common stock. All amounts are estimated.

EDGAR Conversion Fees	$ 500
Accounting and Legal Fees	2,500
Total	$3,000

Recent Sales of Unregistered Securities

In August 2005, we issued 10,500,000 shares of our common stock to Sam Sciotto, our founding shareholder and the sole officer and director. This sale of stock did not involve any public offering, general advertising or solicitation. The shares were issued in exchange for services performed by the founding shareholder on our behalf in the amount of $10,500. Mr. Sciotto received compensation in the form of common stock for performing services related to the formation and organization of our Company, including, but not limited to, designing and implementing a business plan and providing administrative office space for use by the Company; thus, these shares are considered to have been provided as founder’s shares. Additionally, the services are considered to have been donated, and have resultantly been expensed and recorded as a contribution to capital. At the time of the issuances, Mr. Sciotto had fair access to and was in possession of all available material information about our company, as his is the sole officer and director of Salon Impressions, Inc. The shares bear a restrictive transfer legend. On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In December 2005, we sold 500,000 shares of our common stock to 23 non-affiliated shareholders. The shares were issued at a price of $0.05 per share for total cash in the amount of $25,000. The shares bear a restrictive transfer legend. This December 2005 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about Salon Impressions, Inc., including an audited balance sheet and reviewed statements of income, changes in stockholders’ equity and cash flows. Each purchaser was given the opportunity to ask questions of us. Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws
a) Articles of Incorporation of Salon Impressions, Inc. filed on August 11, 2005.
b) Bylaws of Salon Impressions, Inc. adopted on August 15, 2005.

5.	Opinion on Legality
Attorney Opinion Letter.

23.	Consent of Experts and Counsel
a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing.
b) Consent of Independent Registered Public Accounting Firm.

Undertakings

In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1)           To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the State of Arizona on January 31, 2006.

SALON IMPRESSIONS, INC.

(Registrant)

By: /s/ Sam Sciotto, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Sam Sciotto	President, CEO and Director	January 31, 2006
Sam Sciotto

/s/ Sam Sciotto	Chief Financial Officer	January 31, 2006
Sam Sciotto

/s/ Sam Sciotto	Chief Accounting Officer	January 31, 2006
Sam Sciotto